Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”), dated 2/24/2012 is between Game Plan Holdings, Inc., a Nevada corporation (the “Company”), and Andrew Bachman, an individual (“Executive”). Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties.”

1.	POSITION AND RESPONSIBILITIES

a.      Position  Executive has extensive training and experience managing companies in the technology field and Company desires to employ Executive to render services to the Company in the position of President. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company, including, but not limited to, marketing, raising capital, and identifying and negotiating potential mergers and acquisitions. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

b.      No Conflict  Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations the  Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2.	COMPENSATION AND BENEFITS

a.      Initial Compensation In consideration of the services to be rendered under this Agreement, the Company shall pay Executive the initial compensation of (1) an option to purchase one million (1,000,000) shares of common stock exercisable at $0.30 per share, which shall be valid for a term of one year and shall be subject to registration rights pursuant to Form S-8 to be filed with the Securities and Exchange Commission, pursuant to the option agreement attached hereto as Exhibit “A” and incorporated by reference herein; and (2) an option to acquire an additional three million (3,000,000) shares of restricted common stock  from designated Company shareholders exercisable at $0.30 per share, which shall be valid for a term of one year, pursuant to the option agreement attached hereto as Exhibit “B” and incorporated by reference herein (collectively, subections (1) and (2) shall be referred to herein as the “Initial Compensation”). Executive’s Initial Compensation will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

b.      Merger Transaction  Executive has identified two merger opportunities for the Company. In the event the Company consummates a transaction with either of the merger candidates, or any other companies procured by Executive (a “Merger Transaction”), from the time this Agreement is executed (the “Final Closing Date”) until one year from the Final Closing Date, then the Company shall issue one million (1,000,000) restricted shares of common stock to Executive for each closed Merger Transaction. Company and Executive hereby unconditionally agree that acceptance or rejection of a proposed Merger Transaction is at the sole discretion of the Company.

c.      Benefits  Executive shall be eligible to participate in the benefits made generally available by the Company to similarly situated Executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

d.      Expenses  The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines. However, Executive must get prior written approval by a duly authorized representative of the Company other than Executive for any expenses over $100.

3.	TERM OF EMPLOYMENT; AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

g.      At-Will Employment  The employment of Executive shall be “at-will” and may be terminated at any time for any reason or no reason by the Company or Executive upon thirty (30) days’ written notice.  Either Party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party.

h.      Severance  Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section 4 below), in the event that the Company terminates the employment of Executive at any time, Executive will be eligible to receive an amount equal to three (3) months of the then-current Base Salary of the Executive payable in the form of salary continuation.  Executive shall not be entitled to any severance payments if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section 4 below) or if Executive’s employment is terminated by Executive (in accordance with Section 5 below).

4.	OTHER TERMINATIONS BY COMPANY

i.      Termination for Cause  For purposes of this Agreement, “For Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within twenty (20) days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty (20) days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.  The Company may terminate Executive’s employment For Cause at any time, without any advance notice.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease.

j.      By Death  Executive’s employment shall terminate automatically upon Executive’s death.  The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing.  Thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

k.      By Disability  If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve (12) month period, then, to the extent permitted by law, the Company may terminate Executive’s employment.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

5.	TERMINATION BY EXECUTIVE

l.      At-Will Termination by Executive  Executive may terminate employment with the Company at any time for any reason or no reason at all, upon thirty (30) days’ advance written notice.  During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder.  The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the thirty-day notice period.  Thereafter all obligations of the Company shall cease.

6.	TERMINATION OBLIGATIONS

m.      Return of Property Executive agrees that all property (including without limitation all electronic devices, equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) which was furnished, created, or prepared incidentally to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

n.      Resignation and Cooperation Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company.  Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees.  Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

7.	INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

o.      Non-Solicitation Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information.  During the term of Executive’s employment and for one (1) year thereafter,  in addition to Executive’s other obligations hereunder, Executive shall not, for Executive or any third party, directly or indirectly (a) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person employed by the Company to terminate his employment with the Company.

p.      Confidentiality  Executive acknowledges that Executive will have access to proprietary information regarding the business operations of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s prior written consent.  It is hereby agreed that from time to time Executive and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

q.      Non-Disclosure of Third Party Information Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties.  Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

8.	GOVERNING LAW; ARBITRATION

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.  In the event of a dispute related to or arising from the terms of this Agreement: (i) such dispute shall be resolved before the American Arbitration Association in Las Vegas, Nevada and (ii) the prevailing Party shall be entitled to all attorneys’ fees and costs.

9.	AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches.  All rights or remedies specified for a Party herein shall be cumulative and in addition to all other rights and remedies of the Party hereunder or under applicable law.

10.	ASSIGNMENT; BINDING EFFECT

r.      Assignment  The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign, and shall not assign or purport to assign, any rights or obligations under this Agreement.  This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

s.      Binding Effect Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11.	NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered:  (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party.  The date of notice shall be deemed to be the earlier of: (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail.  Executive shall be obligated to notify the Company in writing of any change in Executive’s address.

12.	SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13.	TAXES

All amounts paid under this Agreement (including without limitation Initial Compensation and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14.	INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any Party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular.

15.	OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement, shall survive the termination of employment and the termination of this Agreement.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17.	AUTHORITY

Each Party represents and warrants that such Party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder and that this Agreement constitutes the valid and legally binding agreement and obligation of such Party and is enforceable in accordance with its terms.

18.	ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements.  To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

19.	EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[SIGNATURE PAGE TO FOLLOW]

In Witness Whereof, the parties have duly executed this Agreement as of the date first written above.

GAME PLAN HOLDINGS, INC.		EXECUTIVE:
By:	/s/ Charles F. Hazzard	/s/ Andrew Bachman
Name:	Charles F. Hazzard	ANDREW BACHMAN
Title:	President/CEO

EXHIBIT A

OPTION CERTIFICATE AND AGREEMENT

THIS OPTION CERTIFICATE AND AGREEMENT (this "Option Agreement") is made and entered into as of  the date set forth in Schedule 1 to this Agreement and is by and between Game Plan Holdings, Inc., a Nevada corporation (the "Company") and the holder of this Option set forth in Schedule 1 to this Agreement (“Holder”).  The Company and the Holder shall sometimes be collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company desires to enter into this Option Agreement with Holder  whereby the Company has reserved up to 1,000,000 options (the “Options”) to acquire the common stock of the Company at $0.30 per share (the “Shares”);

WHEREAS, this Option Agreement contains the terms pursuant to which the Holder shall have the right, but not the obligation, to acquire additional Shares of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties hereto agree as follows:

AGREEMENT

1.           Shares.  This Option Agreement shall entitle the Holder to buy the number of Shares set forth in Schedule 1 hereto, which Shares shall be registered pursuant to Form S-8 of the Securities Act of 1933, if Form S-8 is available to the Company at the time of exercise of this Option.

2.           Term of Option.  The Options shall be outstanding for a term of one year (the “Term”) commencing upon the date of vesting. The Options listed on Schedule 1 shall vest immediately upon execution of this Option Agreement.

3.           Procedures for Exercise. In the event Holder elects, at its sole and absolute discretion, to exercise this Option, it shall:

a.           Deliver the Stock Option Exercise Form which is attached hereto as Schedule 2 to the Company secretary.

b.           The Stock Option Exercise Form shall be accompanied by a check in the amount of the aggregate exercise price.

c.           Upon such exercise, this Option Agreement shall be canceled and a new Option Agreement shall be issued to Holder reflecting the reduced number(s) of remaining Shares.

4.           Mutilated or Missing Exercise Form.  In case the Stock Option Exercise Form shall be mutilated, lost, stolen or destroyed prior to its expiration date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and in substitution for the Stock Option Exercise Form lost, stolen or destroyed, a new Stock Option Exercise Form of like tenor and representing an equivalent right or interest.

5.           Reservation of Shares.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Shares, the full number of Shares deliverable upon the exercise of all outstanding Shares.  The Company covenants that all Shares which may be issued upon exercise will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

6.           Rights of Holder.  The Holder shall not, by virtue of anything contained in this Option Agreement or otherwise, prior to exercise of this Agreement, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.           Investment Intent.  Holder represents to the Company that Holder is acquiring the Shares for investment and with no present intention of distributing or reselling any of the Shares.

8.           Consolidation, Merger or Sale of the Company.  If the Company is a party to a consolidation, merger or transfer of assets which effects a change in control of the Company involving at least 51% of its voting stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be), shall by operation of law assume the Company's obligations under this Agreement.  Upon consummation of such transaction the Options shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of Shares would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Option immediately before the effective date of such transaction.

9.           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

10.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

11.           Notices.  All notices or other communications under this Option Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, if to the Company at its principal business address, if to the Holder at the address of the Holder appearing on the books of the Company or the Company’s transfer agent, if any.  Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph.

12.           Severability.  If for any reason any provision, paragraph or term of this Option Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this shall be deemed to be severable.

13.           Governing Law; Arbitration.  This shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed and construed in accordance with the laws of said State.  Any dispute arising under this Agreement shall be resolved before the American Arbitration Association in Las Vegas, Nevada.

IN WITNESS WHEREOF, the Parties hereto have caused this Option Agreement to be duly executed, as of the date and year first above written.

"COMPANY" GAME PLAN HOLDINGS, INC. By: /s/ Chuck Hazzard Chuck Hazzard
Its President

SCHEDULE 1

Name:	Andrew Bachman

Address:

Number of Options:	1,000,000

Date of Issuance:

SCHEDULE 2

STOCK OPTION EXERCISE FORM

The undersigned being the Holder of options to acquire shares of common stock of Game Plan Holdings, Inc. hereby exercises the number of options set forth below at the exercise price set forth below:

Number of Options Exercised: __________________________
Exercise Price Per Option:  $0.30

Total Exercise Price: __________________________

Signature of Party Exercising Option: /s/ Andrew Bachman

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS OPTION CERTIFICATE AND AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

OPTION CERTIFICATE AND AGREEMENT

THIS OPTION CERTIFICATE AND AGREEMENT (this "Option Agreement") is made and entered into as of  the date set forth in Schedule 1 to this Option Agreement and is by and between Game Plan Holdings, Inc., a Nevada corporation (the "Company") and the holder of this Option set forth in Schedule 1 to this Agreement (“Holder”).  The Company and the Holder shall sometimes be collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company desires to enter into this Option Agreement with Holder  whereby the Company has reserved up to 3,000,000 options (the “Options”) to acquire the common stock of the Company at $0.30 per share (the “Shares”);

WHEREAS, this Option Agreement contains the terms pursuant to which the Holder shall have the right, but not the obligation, to acquire additional Shares of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties hereto agree as follows:

AGREEMENT

1.           Shares.  This Option Agreement shall entitle the Holder to buy the number of Shares set forth in Schedule 1 hereto.

2.           Term of Option.  The Options shall be outstanding for a term of one year (the “Term”) commencing upon the date of vesting. The Options listed on Schedule 1 shall vest immediately upon execution of this Option Agreement.

3.           Procedures for Exercise. In the event Holder elects, at its sole and absolute discretion, to exercise this Option, it shall:

a.	Deliver the Stock Option Exercise Form which is attached hereto as Schedule 2 to the Company secretary.

b.           The Stock Option Exercise Form shall be accompanied by a check in the amount of the aggregate exercise price.

c.           Upon such exercise, this Option Agreement shall be canceled and a new Option Agreement shall be issued to Holder reflecting the reduced number(s) of remaining Shares.

4.           Mutilated or Missing Exercise Form.  In case the Stock Option Exercise Form shall be mutilated, lost, stolen or destroyed prior to its expiration date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and in substitution for the Stock Option Exercise Form lost, stolen or destroyed, a new Stock Option Exercise Form of like tenor and representing an equivalent right or interest.

5.           Reservation of Shares.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Shares, the full number of Shares deliverable upon the exercise of all outstanding Shares.  The Company covenants that all Shares which may be issued upon exercise will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

6.           Rights of Holder.  The Holder shall not, by virtue of anything contained in this Option Agreement or otherwise, prior to exercise of this Agreement, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.           Investment Intent.  Holder represents to the Company that Holder is acquiring the Shares for investment and with no present intention of distributing or reselling any of the Shares.

8.           Consolidation, Merger or Sale of the Company.  If the Company is a party to a consolidation, merger or transfer of assets which effects a change in control of the Company involving at least 51% of its voting stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be), shall by operation of law assume the Company's obligations under this Agreement.  Upon consummation of such transaction the Options shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of Shares would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Option immediately before the effective date of such transaction.

9.           Unregistered Shares.  Holder understands and acknowledges that the Shares are offered pursuant to exemptions provided by the Securities Act of 1933, as amended (the “Act”) and therefore, the Shares purchased pursuant to this Option Agreement are not registered with the Securities and Exchange Commission and may not be transferred in the absence of an effective registration under the Act or an opinion of counsel acceptable to the Company and its counsel that such registration is not required.

10.           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

11.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

12.           Notices.  All notices or other communications under this Option Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, if to the Company at its principal business address, if to the Holder at the address of the Holder appearing on the books of the Company or the Company’s transfer agent, if any.  Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph.

13.           Severability.  If for any reason any provision, paragraph or term of this Option Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this shall be deemed to be severable.

14.           Governing Law; Arbitration.  This shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed and construed in accordance with the laws of said State.  Any dispute arising under this Agreement shall be resolved before the American Arbitration Association in Las Vegas, Nevada.

IN WITNESS WHEREOF, the Parties hereto have caused this Option Agreement to be duly executed, as of the date and year first above written.

"COMPANY" GAME PLAN HOLDINGS, INC. By: /s/ Chuck Hazzard Chuck Hazzard
Its President

SCHEDULE 1

Name:	Andrew Bachman

Address:

Number of Options:	3,000,000

Date of Issuance:

SCHEDULE 2

STOCK OPTION EXERCISE FORM

The undersigned being the Holder of options to acquire shares of common stock of Game Plan Holdings, Inc. hereby exercises the number of options set forth below at the exercise price set forth below:

Number of Options Exercised: _______________________________

Exercise Price Per Option: $0.30

Total Exercise Price: ___________________________

Signature of Party Exercising Option: /s/ Andrew Bachman